Exhibit 99(b)

Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2001-1


Original Class A Principal                    827,500,000.00
Number of Class A Bonds (000's)                   827,500.00
Original Class B Principal                     72,500,000.00
Number of Class B Bonds (000's)                    72,500.00


Distribution Date                                                  2002 Totals

CLASS A
-------
Class A Principal Distributions                                             0.00
Class A Interest                                                   16,408,211.10


CLASS B
-------
Class B Principal Distributions                                             0.00
Class B Interest                                                    1,650,163.52